UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2021

SOLITARIO ZINC CORP.
(Exact name of registrant as specified in its charter)

Colorado	001-32978	84-1285791
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	XPL	NYSE American

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events

Effective December 3, 2021, Solitario Zinc Corp. (the “Company”) entered into agreements with investors for the purchase and sale of an aggregate of 3,100,000 shares of common stock of the Company (the “Shares”), at a price of $0.50 per share (the “Offering”). The Company did not engage an underwriter or placement agent for the Offering, and therefore there were no underwriter discounts or commissions or placement agent fees. The proceeds of the Offering will be used for additional working capital for general corporate purposes.

The sale of the Shares was made through a subscription agreement between the Company and each respective investor. The Shares were offered and sold pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-249129), which was initially filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2020 and declared effective by the SEC on October 8, 2020. The Company filed a prospectus supplement, dated December 1, 2021, with the SEC in connection with the sale of the securities in the Offering.

The three executive officers of the Company each participated in the Offering, purchasing 50,000 Shares each, on the same terms as the other investors. The Offering was unanimously approved by the Company’s Board of Directors and was also unanimously approved by the Audit Committee of the Board of Directors.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed or furnished with this report:

Exhibit Number	Description of Exhibit

5.1	Opinion of Polsinelli PC regarding legality of the Shares
23.1	Consent of Polsinelli PC (included in Exhibit 5.1)
99.1	Form of Subscription Agreement
99.2	Press release dated December 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 6, 2021

Solitario Zinc Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer